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                                                                       EXHIBIT 9


                                                  FILED IN THE OFFICE OF THE
                                                       SECRETARY OF STATE OF THE
                                                       STATE OF NEVADA
                                                       JAN 23 1987

                                                       FRANKIE SUE DEL PAPA
                                                       SECRETARY OF STATE

                                                       /s/ FRANKIE SUE DEL PAPA

                                                       No. 465-87
                                                           ---------------------

                       CERTIFICATE AND AGREEMENT OF MERGER
                                       OF
                              DE LUXE ONYX COMPANY
                            A California corporation

     Pursuant to the Corporation Code of California Chapter 11 Section 1100
                                      INTO
                              DE LUXE ONYX COMPANY
                a Nevada corporation as the surviving corporation
             Pursuant to Section 450 et seq, Nevada Revised Statutes


AGREEMENT OF MERGER, dated the 23rd day of January, 1987 between DE LUXE ONYX COMPANY, a California corporation, and all of the Directors thereof and DELUXE ONYX COMPANY, a Nevada corporation and all of the Directors thereof, the two corporations being hereinafter sometimes called the Constituent Corporation.

     WHEREAS the Board of Directors of each of the Constituent Corporations deem it advisable and generally to the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereafter set forth, such merger to be effected pursuant to the statutes of the State of California and the Statutes of the State of Nevada, and they have approved and authorized the form of agreement and merger.

     WHEREAS DE LUXE ONYX COMPANY is a corporation duly organized under the laws of the State of California, having been incorporated January 11th, 1921 with authorized capital stock consisting of 100,000 shares of common stock with a par value of $1.00 per share of which 3,000 shares are issued and outstanding; and,

     WHEREAS DE LUXE ONYX COMPANY, is a corporation duly organized under the laws of the State of Nevada, having been incorporated January 23rd, 1987 with authorized capital stock consisting of 100,000 shares of common stock with a par value of $1.00.

     WHEREAS the laws of the State of California and Nevada permit such a merger, and the Constituent Corporations desire to merge, under and pursuant to the provision of the laws of their respective states:

     NOW THEREFORE, in consideration of the promises and of the mutual agreements and covenants herein contained, it is agreed that DE LUXE ONYX COMPANY, a California corporation, and DE LUXE ONYX COMPANY, a Nevada corporation, shall be merged into DE LUXE ONYX COMPANY, a Nevada corporation, which shall be the Surviving Corporation, and the terms and conditions of such merger and the mode of carrying it into effect are and shall be as follows:

     1. NAME OF SURVIVING CORPORATION. The name of the corporation, which is sometimes hereinafter referred to as the Surviving Corporation, shall, from and after the effective date of the merger, be DE LUXE ONYX COMPANY. The separate existence of DE LUXE ONYX COMPANY, of California, shall cease at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purpose of this Agreement of Merger and except as continued in the Surviving Corporation.


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     2. ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of
Incorporation of the Surviving Corporation shall be the Articles of Incorporation of DE LUXE ONYX COMPANY, of Nevada, a copy of which is annexed as Exhibit "A" hereto.

     3. BYLAWS. The By laws of DE LUXE ONYX COMPANY, of Nevada at the effective time of the merger shall be By laws of the Surviving Corporation until altered or replaced as provided therein.

     4. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, DE LUXE ONYX COMPANY, of Nevada immediately prior to the effective time of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws or until their respective successors are elected and qualified.

     5. AUTHORITY TO CONDUCT BUSINESS. DE LUXE ONYX COMPANY, of Nevada represents that the corporation has not filed an application for authority to do business in California. The Surviving Corporation will conduct no such business in California without first filing and having such application approved.

     6. CONVERSION OF SHARES. The manner of converting the shares of the Constituent Corporation into the shares of the Surviving Corporation shall be set forth in this paragraph as follows:

     Immediately upon the effective date of the merger, each share of stock of DE LUXE ONYX COMPANY, of California outstanding in the hands of the public (being all of the shares of DE LUXE ONYX COMPANY, of California outstanding) without any action on the part of the holder thereof, shall automatically become and be converted into stock of the Surviving Corporation, as the case may be, at the rate of one share of stock of the Surviving Corporation for one share of stock of DE LUXE ONYX COMPANY, of Nevada. All shares thus converted shall be deemed for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully-paid, nonassessable shares of common stock of the Surviving Corporation into which shares of common stock of DE LUXE ONYX COMPANY, of California shall have been so converted.

     7. RIGHT OF SHAREHOLDERS. After the effective time of the merger, each holder of a certificate or certificates which theretofore represented shares of common stock of DE LUXE ONYX COMPANY, of California shall cease to have any rights as a shareholder of DE LUXE ONYX COMPANY, of California are, except such as expressly reserved to such stockholders by statute. After the effective time of the merger, any holder of a certificate or certificates which theretofore represented shares of common stock of DE LUXE ONYX COMPANY, of California may, but shall not be required to, surrender the same to the Transfer Agent of the Surviving Corporation, and shall thereupon be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of common stock of DE LUXE ONYX COMPANY, of Nevada theretofore represented by such certificate or certificates as shall have been converted.


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     8. EFFECTIVE DATE OF MERGER.

     A. For all purposes of the Laws of the State of California, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of DE LUXE ONYX COMPANY, a California corporation, except insofar as it may be continued by statute, shall cease as soon as; this Agreement of Merger shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of California and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of merger shall have been filed in the office of the Secretary of State of the State of California.

     B. For all purposes of the Laws of the State of Nevada, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of DE LUXE ONYX COMPANY, a California corporation, except insofar as it may be continued by statute, shall cease as soon as; this Agreement of Merger shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Nevada and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of merger shall have been filed in the office of the Secretary of State of the State of Nevada.

     C. The corporate identity, existence, purpose, powers, objects, franchises, rights and immunities of DE LUXE ONYX COMPANY, of Nevada shall continue unaffected and unimpaired by the merger hereby provided for; and the corporate identities, existences, purposes, powers, objects, franchises, rights and immunities of DE LUXE ONYX COMPANY, of California shall be continued in and merged into DE LUXE ONYX COMPANY, of Nevada and DE LUXE ONYX COMPANY, of Nevada shall be fully vested therewith.

     D. The date upon which this Agreement is filed in the offices mentioned above and upon which the Constituent Corporations shall so become a single corporation is the effective date of the merger.

     9. AUTHORIZATION. The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constituent Corporations and that the matter was approved by the board of directors of the Nevada corporation and at a special meeting of shareholders of the California corporation at which the California shareholders voted as follows:

CORPORATION      SHARES OUTSTANDING         VOTED FOR         VOTED AGAINST
-----------      ------------------         ---------         -------------
CALIFORNIA       3,000                        1,800           None

     10. FURTHER ASSURANCES OF TITLE. As and when requested by the Surviving Corporation or by its successors or assigns, DE LUXE ONYX COMPANY, of Nevada will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the Constituent Corporations acquired by the Surviving


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Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and

                     =======================================
                                 STATE OF NEVADA
                                  DEPARTMENT OF
                                      STATE

                         I hereby certify that this is a true
                     and certified copy of the document as
                     filed in this office.

                               DATED: JAN 23, 1987
                                     ------------

                            /s/ FRANKIE SUE DEL PAPA

                              FRANKIE SUE DEL PAPA
                              Secretary of State

                     By /s/ [ILLEGIBLE]
                       --------------------------
                     =======================================


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